RTIN Holdings, Inc. Announces

                           Resolution of Disputes with
                 MedEx Systems, Inc. and Pegasus Pharmacy, Inc.

Longview, TX -- March 11, 2002 RTIN Holdings (NASD OTC BB: RTNH), announced today that it had resolved pending disputes arising from the acquisition of MedEx System, Inc. and Pegasus Pharmacy, Inc. through negotiation with the previous shareholders of MedEx and Pegasus. The parties entered into a settlement agreement that provides for the rescission of the acquisition of MedEx and Pegasus by RTIN, return of all of the RTIN common stock issued as a result of the acquisition, and return of the outstanding stock of MedEx and Pegasus to the original shareholders. In exchange for the approximately $940,000 invested by RTIN in MedEx and Pegasus since November 2001, RTIN received an exclusive, perpetual, paid-up license to use the MedEx and Pegasus business system, including ZipScript(TM), in 157 metropolitan areas in the United States and throughout the rest of the world. RTIN will do business under the names Safe Med Systems, Inc. (TM) and Safe Script Pharmacies, Inc. (TM)

In connection with the settlement of the disputes, Ms. Ann E. Rau resigned from the position as a director of RTIN Holdings, Inc. and Curtis Swanson resigned from all positions as a director of either MedEx Systems, Inc. or Pegasus Pharmacy, Inc. RTIN, MedEx, Pegasus and their respective principals released the others from any liability arising in connection with the acquisition.

Curtis A. Swanson, President & Chief Operating Officer of RTIN Holdings stated, "This is an equitable outcome for RTIN, MedEx and Pegasus, given the scope and nature of the controversies. We are extremely pleased with this resolution. Even though we are limited in the number of cities that we can participate in, this agreement enables us to proceed with the original business plan while eliminating the overhead and debt associated with the MedEx Systems Inc. and Pegasus Pharmacy Inc. acquisition. It also eliminates the dilution of shares associated with this acquisition which should enable us to generate more earnings on a per share basis for 2002. We can now enjoy a faster roll out of pharmacy units and enhancements to the software."

Safe Med Systems, Inc.(TM)is a medical technology service provider, providing state-of-the-art, hand-held prescription units loaded with patent-pending secure wireless software technologies. Safe Script Pharmacies, Inc.(TM)is the preferred retail pharmacy provider that specializes in filling prescriptions generated by the Safe Med Systems(TM)technology. Because pain management specialists and their patients have been under-served by the pharmacy industry and annual expenditures for pain management is approaching $100 billion in the U.S. (and is expected to grow), the companies are initially targeting physicians who frequently treat chronic pain. For additional information on both Safe Med Systems, Inc. and Safe Script Pharmacies, Inc. see our web site at www.rtinholdings.com

RTIN Holdings, Inc., is a public holding company whose stock trades on the fully reporting NASD OTC BB.

Contact:    Thomas   M.    Aigner   /    Director    of    Investor    Relations
tomaigner@rtinholdings.com or by telephone at 817-788-9716


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Certain  statements  in  this  news  release  may  constitute  "forward-looking"
statements within the meaning of section 21E of the securities and Exchange Act of 1934. The Company believes that its expectations, as expressed in these
statements  are  based  on  reasonable   assumptions  regarding  the  risks  and
uncertainties inherent in achieving those expectations. These statements are not, however, guarantees of future performance and actual results may differ materially. The most important factors that may cause actual results to differ from expectations are the speed with which the Company is able to install the MedEx/Pegasus business system into the Safe Med and Safe Script business system, the speed with which the Company is able to open pharmacy locations, the ability of the Company to obtain acceptance of the ZipScript by doctors and patients, the availability of the necessary capital for start-up costs and the risk of competitive technology innovations. Other risk factors are listed in the most recent Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission. Such forward-looking Statements involve risks, uncertainties and other factors, which may cause the actual
results,   performance,   or   achievement   expressed   or   implied   by  such
forward-looking statements to differ.
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